EXHIBIT 23.4

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Post-Effective Amendment No. 2 to Registration Statement No. 333-166320 on Form S-1 of our reports dated March 29, 2011, relating to the financial statements of Campbell Strategic Allocation Fund L.P. and Campbell Global Trend Fund, L.P. Global Trend Series (USD), respectively, both appearing in the Prospectus, which is part of such Registration Statement, and to the references to us under the heading “Experts” in such Prospectus.

/s/ Deloitte & Touche LLP

Philadelphia, Pennsylvania
April 7, 2011